Exhibit 99.p1

                                 CODE OF ETHICS

                     STANDISH, AYER & WOOD INVESTMENT TRUST
                                       and
                     STANDISH, AYER & WOOD MASTER PORTFOLIO


Revised: February 19, 2002
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                                 CODE OF ETHICS

This Code of Ethics, adopted pursuant to Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder, applies to Access Persons (as defined below) of Standish, Ayer & Wood Investment Trust and Standish, Ayer & Wood Master Portfolio (together, the "Trusts). Rule 17j-1 was adopted in order to prevent persons who are actively involved in the management, portfolio selection or underwriting of registered investment companies from engaging in fraudulent, deceptive or manipulative acts, practices or courses of business in connection with the purchase or sale of covered securities held or to be acquired by such registered investment companies.

This Code is designed to prevent persons who have access to information concerning the portfolio securities transactions of the Trusts from using that information for their personal benefit. The Code prohibits any Access Person from purchasing or selling a covered security (as defined below) for any personal account if that Access Person knows or should know that any Trust is purchasing or selling, or considering purchasing or selling, that covered security.

                                 I. DEFINITIONS

As used in this Code, the following terms have the meanings set forth below unless the context thereof otherwise requires:

(A) "Access Person" means:

      (1) Any trustee, officer or Advisory Person of the Trusts or the Adviser.

      (2) Any director or officer of the Principal Underwriter who, in the ordinary course of business, makes, participates or obtains information regarding, the purchase or sale of covered securities by the Trusts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trusts regarding the purchase or sale of covered securities.

(B) "Acquisition" or "acquire" includes any purchase and the receipt of any gift of any covered security.

(C)   "Adviser" means Standish Mellon Asset Management Company, LLC.

(D)   "Advisory Person" means:

      (1) Any employee or on-site independent contractor of the Trusts or the Adviser (or of any company in a control relationship to the Trusts or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a covered security by the Trusts, or whose functions relate to the making of any recommendations to the Trusts regarding the purchase or sale of covered securities;


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      (2)   Any natural person in a control relationship to the Trusts or the
            Adviser who obtains information concerning recommendations with regard to the purchase or sale of covered securities by the Trusts; and

      (3) Any other employee or any on-site independent contractor designated as an Advisory Person by the Code of Ethics Supervisor.

(E) "Beneficial Ownership" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

      (1) Ownership of securities by any of that person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

      (2) The person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

      (3) The person's right to receive dividends from a security if this right is separate or separable from the underlying securities;

      (4) The person's interest in securities held by a trust under certain circumstances; and

      (5) The person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (i) a broad-based index option or futures contract, (ii) a right with an exercise or conversion privilege at a price that is not fixed, and
            (iii) a security giving rise to the right to receive another security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

(F) "Conflicts Committee" means any committee designated as such by the management of an Adviser or any successor committee or person that performs substantially the same functions as the conflicts committee.

(G) "Control" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company.

(H) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:


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      (1)   Direct obligations of the government of the United States.

      (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

      (3) Shares issued by open-end management investment companies registered under the 1940 Act.

      (4) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "covered security" contained in Rule 17j-1 under the 1940 Act.

(I)   "Covered Security Held or to be Acquired by a Trust" means:

      (1)   Any covered security which, within the most recent 15 days:

            (a)   Is or has been held by any Trust; or

            (b) Is being or has been considered by any Trust or Adviser for purchase by the Trust. A security is "being or has been considered for purchase" when any individual who makes the final investment decision for a Trust is giving or has given serious consideration to a purchase of the security.

      (2) Any option to purchase or sell, and any security convertible into, or exchangeable for, a covered security described in paragraph (1) of this definition.

(J) "Disposition" or "dispose" includes any sale and the making of any personal or charitable gift of covered securities.

(K) "Family Account" means any brokerage or other account containing securities (including but not limited to covered securities) (1) in which an immediate family member of the Access Person not sharing the same household has Beneficial Ownership and (2) over which the Access Person exercises direct or indirect, sole or shared, investment control.

(L) "Independent Trustee" means a trustee of the Trusts who is not an "interested person" of the Trusts within the meaning of Section 2(a)(19) of the 1940 Act.

(M) "Initial Public Offering" means an offering of covered securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

(N) "Investment Decision Maker" of the Trusts or the Adviser means any portfolio manager of an Adviser and any other Advisory Person who assists a portfolio manager in making investment decisions for a Trust, including, but not limited to, all analysts of the Adviser or of any company in a control relationship to the Adviser.


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(O)   "Limited or Private Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, Rule 505 or Rule 506 under the 1933 Act.

(P) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trusts.

(Q)   "Principal Underwriter" means Standish Fund Distributors, L.P.

(R) "Purchase" includes, among other things, the writing of an option to purchase a security.

(S) "Sale" includes, among other things, a short sale, the writing of an option to sell a security or the making of a gift.

(R)   "Security" means a security as defined in Section 2(a)(36) of the 1940
      Act.

(S)   "Trusts" has the meaning designated in the preamble hereto.

                    II. PROHIBITED PRACTICES AND TRANSACTIONS

Section 2.1. Prohibited Practices. No Access Person may:

      (a)   employ any device, scheme or artifice to defraud any Trust;

      (b) make to a Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Trust; or

      (d)   engage in any manipulative practice with respect to a Trust.

Section 2.2. General Preclearance. Except as otherwise provided in Section 2.4 below,

      (a) Every Access Person must request and obtain preclearance from the Code of Ethics Supervisor before effecting any personal securities transactions in covered securities in or as to which the Access Person both: (1) has or acquires a Beneficial Ownership and (2) has direct or indirect, sole or shared, investment control. The Access Person must submit to the Code of Ethics Supervisor a preclearance request on a form designated by the Code of Ethics Supervisor for each purchase or sale of a covered security on behalf of that Access Person prior to the execution of the transaction.


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      (b)   The Code of Ethics Supervisor will compare the proposed transaction to the daily restricted list maintained by the applicable Adviser. Preclearance will be denied if: (1) the covered security is being considered for purchase or sale by a Trust or (2) there is an order pending for a Trust with respect to that covered security. The transaction may not be effected unless the Code of Ethics Supervisor preclears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). Preclearance is valid only for the trading day on which it is issued.

Section 2.3 Pre-Approval of Investments in Limited or Private Offerings. Investment Decision Makers of each Trust and Adviser must obtain approval from the Conflicts Committee before directly or indirectly acquiring Beneficial Ownership in any securities in a Limited or Private Offering.

Section 2.4. Prohibition of Investments in Initial Public Offerings. No Investment Decision Maker may, directly or indirectly, purchase securities in an Initial Public Offering, unless the Conflicts Committee exempts the purchase because of special conditions associated with the purchase.

Section 2.5. Exempt Transactions. The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code, but are not exempt from the reporting requirements imposed by Section 3.1 of this Code.

      (a) Purchases or sales for an account over which the Access Person has no direct or indirect influence or control;

      (b) Purchases or sales which are non-volitional on the part of the Access Person;

      (c) Purchases which are part of an automatic dividend reinvestment plan, but only to the extent that the Access Person makes no voluntary adjustment in the rate or type of investment or divestment;

      (d) Purchases or sales for which the Access Person has received prior written approval from the Code of Ethics Supervisor. Prior approval will be granted only if a purchase or sale of covered securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and the rules thereunder;

      (e) Purchases in an Initial Public Offering if (a) the offering is part of the "demutualization" or similar transaction of a mutual bank, insurance company or similar issuer and the Access Person's ability to participate is a direct result of the Access Person's ownership of insurance policies or deposits issued or maintained by the issuer and (b) the allocation of shares available for acquisition by the Access Person is based on the Access Person's ownership of these policies or deposits.

      (f) Transactions involving the disposition solely of fractional shares of equity securities.

      (g)   The receipt of any gift of securities.


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                                 III. REPORTING

Section 3.1. Every Access Person subject to this Article III must submit to the Code of Ethics Supervisor of the Trusts the following reports as to all (x) covered securities and brokerage accounts in which the Access Person has, or by reason of a transaction, acquires Beneficial Ownership whether or not the Access Person had any direct or indirect control over the covered securities or accounts and (y) all Family Accounts and covered securities in these accounts (in each case, including reports covering securities exempted by Section 2.5).

      (a) Initial Holdings Reports. Not later than 10 days after the Access Person becomes an Access Person, the following information:

            (1) The title, number of shares and principal amount of each covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership and (y) that was included in a Family Account when the Access Person became an Access Person;

            (2) The name of any broker, dealer or bank with whom the Access Person maintained (x) an account containing securities (including but not limited to covered securities) in which the person had any direct or indirect Beneficial Ownership or (y) a Family Account, each as of the date the person became an Access Person.

            (3)   The date the report is being submitted by the Access Person.

      (b) Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

            (1) Covered Securities Transactions. With respect to any acquisition or disposition during the calendar quarter of a covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership or (y) that was included in a Family Account:

                  (i) The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each covered security;

                  (ii) The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition)

                  (iii) The price of the covered security at which the
                        acquisition or disposition was effected;

                  (iv) The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                  (v)   The date the report is being submitted by the Access
                        Person.


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            However, if no reportable transactions in any covered securities were effected during a calendar quarter, the affected Access Person must submit to the Code of Ethics Supervisor, within ten calendar days after the end of the quarter, a report stating that no reportable covered securities transactions were effected.

            (2) Brokerage Accounts. With respect to (x) any account established by the Access Person containing securities (including but not limited to covered securities) in which the person had a direct or indirect Beneficial Ownership or (y) a Family Account during the quarter:

                  (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                  (ii)  The date the account was established; and

                  (iii) The date the report is being submitted by the Access
                        Person.

      (c) Annual Holdings Reports. By a date specified by the Code of Ethics Supervisor and as of a date within 30 days before this reporting deadline, the following information:

            (1) The title, number of shares and principal amount of each covered security (x) in which the Access Person had any direct or indirect Beneficial Ownership or (y) that was included in a Family Account;

            (2) The name of any broker, dealer or bank with whom the Access Person maintained (x) an account containing securities (including but not limited to covered securities) in which the Access Person had any direct or indirect Beneficial Ownership or (y) a Family Account.

            (3)   The date the report is being submitted by the Access Person.

      (d)   Initial and Annual Certification of Compliance.

            (1) Each Access Person, within ten (10) days after becoming an Access Person, must certify, on a form designated by the Code of Ethics Supervisor, that the Access Person:

                  (i) Has received, read and understands this Code of Ethics and recognizes that the Access Person is subject hereto;

                  (ii) Will comply with all the requirements of this Code of Ethics; and

                  (iii) Has disclosed to the Code of Ethics Supervisor all
                        holdings of covered securities and all accounts required to be disclosed in compliance with the requirements of this Code of Ethics.


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            (2)   Each Access Person must also certify annually (by a date
                  specified by the Code of Ethics Supervisor) on the form designated by the Code of Ethics Supervisor that the Access Person

                  (i) Has received, read and understands this Code of Ethics and recognizes that the Access Person is subject hereto;

                  (ii) Has complied with all the requirements of this Code of Ethics; and

                  (iii) Has disclosed or reported all personal securities
                        transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this Code of Ethics.

      (e) Disclaimer of Beneficial Ownership; No Admission of Violation. Any report submitted by an Access Person in accordance with this Section
            3.1 may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect beneficial ownership in any covered security to which the report relates. The existence of any report will not by itself be construed as an admission that any event reported on constitutes a violation of Section 2.1 or 2.2.

      (f) Identification and Notification of Access Persons. The Code of Ethics Supervisor will identify all Access Persons of the Trusts (including directors and officers of the Principal Underwriter that are not covered by an Adviser's code of ethics) who are required to submit reports under this Section 3.1 and inform each of these Access Persons of their reporting obligations.

Section 3.2 Exceptions from Reporting Requirements.

      (a)   An Independent Trustee of the Trusts need not make:

            (1) Any initial or annual holdings report referred to in Section 3.1(a) or 3.1(c) of this Code.

            (2) Any quarterly transaction report referred to in Section 3.1(b) of this Code, unless the trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trusts, should have known that, during the 15-day period immediately preceding or following the date of the trustee's transaction in a covered security, a Trust purchased or Sold the covered security, or a Trust or Adviser considered Purchasing or selling the covered security.

      (b)   An Access Person need not make a quarterly transaction report under
            Section 3.1(b) of this Code if the report would duplicate information contained in broker trade confirmations or account statements received by a Trust or Adviser with respect to the Access Person in the time period required by Section 3.1(b), if all of


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            the information required by that section is contained in the broker confirmations or account statements, or in the records of a Trust or an Adviser.

Section 3.3. Disclosure of Exemptions Relied Upon. Every report concerning a covered securities transaction that would be prohibited by Section 2.2 if an exemption were not available under Section 2.5 must identify the exemption relied upon and describe the circumstances of the transaction.

Section 3.4. Confidentiality. All information obtained from any Access Person hereunder normally will be kept in strict confidence by the Trusts, except that reports of transactions and other information obtained hereunder may be made available to the SEC or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law. In addition, in the event of violations or apparent violations of the Code, this information may be disclosed to the trustees of the Trusts.

Section 3.5. Identification of and Notice to Access Persons. The Code of Ethics Supervisor will identify all persons who are considered to be Access Persons and Investment Decision Makers, inform these persons of their respective duties and provide these persons with copies of this Code of Ethics.

                      IV. ACCESS PERSONS OF THE TRUSTS WHO
            ARE ALSO ACCESS PERSONS OF THE ADVISER AND THE PRINCIPAL
                                   UNDERWRITER

Section 4.1. Incorporation of the Adviser's Code of Ethics. The provisions of the Adviser's code of ethics, which are contained in three Mellon Financial Corporation documents, the Securities Trading Policy, Code of Conduct and Employee Handbook, each as amended from time to time (the three documents together, the "Adviser's code") are hereby incorporated herein by reference as the Trusts' Code of Ethics applicable to Access Persons of the Trusts who are also Access Persons of an Adviser or the Principal Underwriter. These Access Persons will be subject to the requirements of the Adviser's code in its entirety but will be excepted from the requirements of this Code, including the requirements of Article III. In lieu of the reporting requirements of Article III of this Code, these Access Persons must submit reports as required by the Adviser's code.

Section 4.2. Violation of the Advisers' Code. A violation of the Adviser's code by an Access Person of a Trust who is also an Access Person of an Adviser or Principal Underwriter will constitute a violation of this Code.

                        V. APPROVAL OF CODES, REPORTS TO
                           TRUSTEES AND RECORD KEEPING

Section 5.1 Approval of Codes of Ethics and Material Changes. The trustees, including a majority of the Independent Trustees, must approve this Code of Ethics, the Advisers' code and any material changes to any of these codes of ethics.


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      (a)   The trustees must base their approval of any code or any material changes thereto on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the anti-fraud provisions of Rule 17j-1(b) under the 1940 Act.

      (b) Before approving any code or any amendment to a code, the Adviser must provide to the trustees a certification that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Advisers' code.

      (c) The trustees must approve a material change to any code of ethics within six months after the adoption of the change.

Section 5.2. Reports to Trustees. No less frequently than annually, the Code of Ethics Supervisor, the Adviser and the Principal Underwriter must furnish to the trustees, and the trustees must consider, one or more written reports that:

      (a) Describe any issues arising under the codes of ethics or procedures of the Trusts, the Principal Underwriter and the Adviser since the last report to the trustees, including but not limited to, information about material violations of any code or procedures and sanctions imposed in response to material violations; and

      (b) Certify that the Trusts, the Adviser and the Principal Underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.

      (c) Identify any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations.

Section 5.3. Maintenance of Records. The Trusts will maintain the following records at their principal place of business in the manner and to the extent set forth below:

      (a) In an easily accessible place, a copy of this Code of Ethics (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

      (b) In an easily accessible place, a record of any violation of this Code of Ethics (and any prior Code of Ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

      (c) A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years these reports must be maintained and preserved in an easily accessible place;


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      (d)   In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or review reports pursuant to this Code of Ethics.

      (e) A copy of each report provided to the trustees as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which this report is made, provided that for the first two years each report will be preserved in an easily accessible place; and

      (f) A written record of any decision, and the reasons supporting any decision, to approve the purchase by an Access Person of any security in an Initial Public Offering or in a Limited or Private Offering for a period of five years following the end of the fiscal year in which the approval is granted.

                         VI. COMPLIANCE AND ENFORCEMENT

Section 6.1. Code of Ethics Supervisor. The trustees of the Trust will appoint a Code of Ethics Supervisor to carry out the duties of this office, which will include the following:

      (a) identifying all Access Persons who are under a duty to make reports hereunder and notifying these Access Persons of this duty;

      (b)   inquiring into potential or apparent violations of this Code;

      (c)   maintaining compliance records; and

      (d) furnishing to the trustees of the Trusts quarterly compliance reports and such other information as the Trustees may from time to time request.

Section 6.2. Review of Reports. The Code of Ethics Supervisor will establish procedures for the review of the information to be compiled under this Code of Ethics and will review such information as the Code of Ethics Supervisor determines to be appropriate in light of the purposes of this Code of Ethics.

Section 6.3. Sanctions. Upon finding of a violation of this Code, the trustees of the Trusts may impose such sanctions as they deem appropriate, which may include censure, suspension or termination of status of the violator.


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                                    APPENDIX

                        EXAMPLES OF BENEFICIAL OWNERSHIP

"Beneficial ownership" of a security has been addressed by the Securities and Exchange Commission in a number of releases and encompasses many diverse situations, including the following:

1. covered securities held by you for your own benefit, whether bearer form, registered in your name, or otherwise.

2. covered securities held by others for your benefit (regardless of whether or how they are registered), such as securities held for you by a custodian, broker, relative, executor or administrator.

3.    covered securities held for your account by a pledgee.

4. covered securities held by a trust in which you have an income or remainder interest, unless your only interest is to receive principal if
      (i) some other remainderman dies before distribution, or (ii) some other person by will directs a distribution of trust property or income to you.

5. covered securities held by you as trustee or co-trustee, if either you or a member of your immediate family (i.e., your spouse, children and their descendants, step-children, parents and their ancestors, and step-parents [treating a legal adoption as a blood relationship]) have an income or remainder interest in the trust.

6. covered securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

7.    covered securities held by any partnership in which you are a partner.

8. covered securities held by a personal holding company controlled by you alone or jointly with others.

9. covered securities held in the name of your spouse unless you are legally separated.

10. covered securities held in the name of your minor child or in the name of any relative of yours or of your spouse (including an adult child) who is presently sharing your home, even if the securities were not received from you and the dividends are not actually used for the maintenance of your home.


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11.   covered securities held in the name of another person (other than those listed in examples 9 and 10 above), if by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain benefits substantially equivalent the those of ownership.

12. covered securities held in the name of any person other than yourself, even though you do not obtain benefits substantially equivalent to those of ownership (as described in example 11 above), if you can vest or revest title in yourself.


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